                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



                                  December 4, 1996
                                   (Date of Report)


                                 SOLV-EX CORPORATION
                (Exact Name of Registrant as specified in its charter)


                                      New Mexico
                    (State or other jurisdiction of incorporation)


                   0-9897                           85-0283729
          (Commission File Number)     (IRS Employer Identification Number)


            500 Marquette N.W., Suite 300, Albuquerque, New Mexico   87102
             (Address of principal executive offices including zip code)

                                    (505) 243-7701
                 (Registrant's telephone number including area code)


                                    Not Applicable
            (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

    The Company and certain officers of the Company are defendants in securities actions pending in the federal courts of New York and New Mexico and in state courts in Arizona and New Mexico. In October 1996, the Company was served with a complaint in the SEDITA V. SOLV-EX CORPORATION, BUTLER, CAMPBELL, RENDALL AND DEUTSCHE MORGAN GRENFELL, INC., case #96CIV7575, U.S. District Court, Southern District of New York, which alleges among other things purported damage to shareholders of the Company by acts or conduct of the Company and its officers in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, negligent misrepresentation, common law fraud and violation of provisions of the New Mexico Securities Act. The plaintiff asks that the court accord class action status to purchasers of the Company's shares between February 16, 1995 and September 30, 1996.

     Two similar actions were filed in the U.S. District Court, District of New Mexico, and served upon the Company in November 1996. These two cases are FOURNIER V. SOLV-EX CORPORATION, BUTLER, CAMPBELL, RENDALL AND DEUTSCHE MORGAN GRENFELL, INC. , case #CIV961526JC, and BOYER V. SOLV-EX CORPORATION, RENDALL AND DEUTSCHE MORGAN GRENFELL, INC., case #CIV961602JC. In FOURNIER, plaintiffs allege among other things purported damage to shareholders of the Company by acts or conduct of the Company and its officers in violation of
Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, negligent misrepresentation, common law fraud and violation of provisions of the New Mexico Securities Act. In BOYER, plaintiffs allege purported damage to shareholders of the Company by acts or conduct of the Company and its officers in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated. In both actions the plaintiffs seek class action status for purchasers of the Company's shares between February 16, 1995 and September 30, 1996.

     In November 1996, the Company was served with a complaint in MURKEN V. SOLV-EX CORPORATION, RENDALL, BUTLER, DEUTSCHE MORGAN GRENFELL, INC., case CV9609869, Second Judicial District, Bernalillo County, New Mexico, in which plaintiffs seek class action treatment for purchasers of the Company's shares between February 15, 1995 and September 10, 1996, alleging that shareholders suffered damage as a result of violations of New Mexico securities laws and negligent misrepresentation.

     In December 1996, the Company was also served with a complaint in JOSEPH
B. GROSSMAN AND STEPHEN DISCH V. BUTLER, RENDALL, CAMPBELL, DEUTSCHE MORGAN GRENFELL, INC., CHARLES MAXWELL, AND SOLV-

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EX CORPORATION, case #96CIV8744, United States District Court, Southern
District of New York. This complaint alleges, among other things, damage to shareholders of the Company by acts or conduct of the Company and its officers in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and the New Mexico Securities Act.
The plaintiffs ask that the court accord class action status to purchasers of the Company's common stock between February 15, 1995 and September 30, 1996.

     In December 1996, the Company was served with a complaint in PHOENIX PACIFIC PROPERTIES, LTD., JOHN C. PADELFORD III AND PATRICIA J. PADELFORD V. SOLV-EX CORPORATION, RENDALL, AND CAMPBELL, case #CV96-20453, Superior Court, Maricopa County, Arizona. The plaintiffs allege violation of the Arizona Securities Act, fraud, negligent misrepresentation, and breach of contract resulting from the Plaintiffs' purchase of shares of Solv-Ex common stock in the open market and in a private placement directly from Solv-Ex.

     None of the foregoing actions specifies the amount of damages requested. The Company has only recently received the complaints and the proceedings are only in the initial stages of response and discovery. The Company intends to vigorously defend the actions filed against it and believes that the allegations made against the Company and its officers are without merit.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 4, 1996                                  SOLV-EX CORPORATION
                                                  (Registrant)


                                                  By /s/ Herbert M. Campbell II
                                                     --------------------------
                                                     Herbert M. Campbell II,
                                                     Senior Vice President